EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of j2 Global Communications, Inc. of our report dated February 18, 2008 relating to our audit of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appears in the Annual Report on Form 10-K of j2 Global Communications, Inc. for the year ended December 31, 2007.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 11, 2008